UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2025

Dyadic International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55264	45-0486747
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1044 North U.S. Highway One, Suite 201 Jupiter, FL 33477
(Address of principal executive offices and zip code)

(561) 743-8333
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DYAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

On June 23, 2025, Dyadic International, Inc. (the “Company”) received a deficiency notice (the “Notice”) from the Nasdaq Listing Qualifications staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that for the last 30 consecutive business days the Company’s securities have not maintained the minimum Market Value of Listed Securities (“MVLS”) of $35 million required by the continued listing requirements of Nasdaq Listing Rule 5550(b)(2). The Notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has 180 calendar days, or until December 20, 2025 (the “Compliance Date”), to regain compliance with the minimum MVLS requirement by having the Company’s MVLS close at $35 million or more for a minimum of 10 consecutive business days before the Compliance Date (subject to the Staff’s discretion to extend this period under Nasdaq Listing Rule 5810(c)(3)(H)). If the Company does not regain compliance by the Compliance Date, the Staff will provide written notification that the Company’s common stock is subject to delisting. At that time, the Company may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq listing rules. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by Nasdaq to the panel, such appeal would be successful.

The Company intends to actively monitor the MVLS of its common stock between now and the Compliance Date and, as appropriate, plans to evaluate available options to resolve the deficiency and regain compliance with the minimum MVLS requirement.

Safe Harbor Regarding Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including those regarding the Company’s expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance, including its plan to regain compliance with Nasdaq Listing Rule 5550(b)(2). Forward-looking statements involve many risks, uncertainties or other factors beyond the Company’s control. These factors include, but are not limited to, the following: (i) the Company’s history of net losses; (ii) the Company’s ability to maintain compliance with other Nasdaq continued listing standards and rules, including the minimum $1 bid price rule; (iii) the Company’s capital needs; and (iv) other factors impacting the Company’s business, results of operations and stock price, including market and regulatory acceptance of the Company’s microbial protein production platforms and other technologies, failure to commercialize the Company’s microbial protein production platforms or the Company’s other technologies, competition, including from alternative technologies, the results of nonclinical studies and clinical trials, changes in global economic and financial conditions, the Company’s reliance on information technology, the Company’s dependence on third parties, government regulations and environmental, social and governance issues, and intellectual property risks. For a more complete description of the risks that could cause the Company’s actual results to differ from the Company’s current expectations, please see the section entitled “Risk Factors” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website and at www.dyadic.com. All forward-looking statements speak only as of the date made, and except as required by applicable law, the Company assumes no obligation to publicly update any such forward-looking statements for any reason after the date of this Current Report on Form 8-K to conform these statements to actual results or to changes in the Company’s expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2025
Dyadic International, Inc.

	By:	/s/ Ping Rawson
	Name:	Ping Rawson
	Title:	Chief Financial Officer